Exhibit 10.12

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT is entered into as of ●, 2016, by and between WASTE CONNECTIONS, INC., an Ontario corporation (the “Company”), and [name] (“Indemnitee”).

RECITALS

A.           The Company is aware that because of the increased exposure to litigation costs, talented and experienced persons are increasingly reluctant to serve or continue serving as directors and officers of and/or in certain professional positions with corporations unless they are protected by comprehensive liability insurance and indemnification.

B.           The statutes and judicial decisions regarding the duties of directors, officers and certain other professional employees are often difficult to apply, ambiguous, or conflicting, and therefore often fail to provide such individuals with adequate guidance regarding the proper course of action.

C.           The Board of Directors of the Company (the “Board”), has concluded that, in order to retain and attract talented and experienced individuals to serve as officers and directors of and/or in certain professional positions with the Company and its subsidiaries and to encourage such individuals to take the business risks necessary for the success of the Company and its subsidiaries, the Company should contractually indemnify such individuals, including certain of those that serve in such capacities with its subsidiaries, in connection with claims against such individuals relating to their services to the Company and its subsidiaries, and has further concluded that the failure to provide such contractual indemnification could be detrimental to the Company, its subsidiaries and shareholders.

D.           The Business Corporations Act (Ontario) (the “OBCA”) permits an Ontario corporation to indemnify a director or officer of the corporation against all costs, charges and expenses, including the amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of the individual's association with the corporation, provided the individual acted honestly and in good faith with a view to the best interests of the corporation.

E.           The OBCA does not prohibit an Ontario corporation from indemnifying other employees and agents of the corporation, including those employees or agents in a professional position with the Corporation, against costs, charges and expenses, including the amount paid to settle an action or satisfy a judgment, incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of the individual's association with the corporation.

F.           Indemnitee’s willingness to serve as a director or officer of and/or in his or her position as an employee or agent with the Company is predicated, in substantial part, upon the Company’s willingness to indemnify Indemnitee in accordance with the principles reflected above, to the fullest extent permitted by the OBCA, and upon the other undertakings set forth in this Agreement.

Indemnification Agreement: [name]

NOW THEREFORE, in consideration of the promises and as an inducement to Indemnitee to serve as a director or officer of and/or in his or her professional position with the Company, the parties, intending to be legally bound, hereby agree as follows:

1.           Definitions.

(a)           Agent. “Agent” with respect to the Company means any person who is or was a director, officer, employee or other agent of the Company or a Subsidiary of the Company; or acts or acted at the Company's request as a director or officer, or acts or acted in a similar capacity, or as an employee or agent, of another corporation, partnership, joint venture, trust or other entity (including without limitation any employee benefit plan whether or not subject to the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”)); or was a director, officer, employee or agent of a predecessor corporation (or other predecessor entity or enterprise) of the Company or a Subsidiary of the Company, or was a director or officer, or acts or acted in a similar capacity, or as employee or agent, of another corporation, partnership, joint venture, trust or other entity (including without limitation any employee benefit plan whether or not subject to the ERISA) at the request of such predecessor.

(b)           Company. References to the “Company” shall include, in addition to Waste Connections, Inc., any subsidiary of Waste Connections, Inc. and any predecessor corporation (including any predecessor of a predecessor) absorbed in an amalgamation or arrangement to which Waste Connections, Inc. (or any of its wholly owned subsidiaries) is a party which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees, agents or fiduciaries, so that if Indemnitee is or was a director, officer, employee, agent or fiduciary of such predecessor corporation, or is or was serving at the request of such predecessor corporation as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such predecessor corporation if its separate existence had continued.

(c)           Expenses. “Expenses” means all direct and indirect costs, charges, damages, awards, settlements, liabilities, fines, penalties, statutory obligations or other costs or expenses of any type or nature whatsoever (including, without limitation, all legal counsel and experts’ fees, costs of investigation and related disbursements) incurred by Indemnitee in connection with the investigation (whether formal or informal), settlement, defense or appeal of a Proceeding covered hereby or the establishment or enforcement of a right to indemnification under this Agreement, including without limitation in the case of an appeal the premium for, and other costs relating to, any costs bond or supercedes bond or other appeal bond or its equivalent, if applicable.

(d)           Other References. References to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on Indemnitee with respect to an employee benefit plan; and references to “acts or acted at the Company's request” shall include any present or past service as a director, officer, employee, agent or fiduciary of the Company which imposes or imposed duties on, or involves or involved services by, such director, officer, employee, agent or fiduciary with respect to an employee benefit plan, its participants or its beneficiaries; and if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan, Indemnitee shall be deemed to have fulfilled the conditions set out in Section 4.

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(e)           Proceeding. “Proceeding” means any threatened, pending, or completed claim, suit, demand, inquiry, action, proceeding or alternative dispute resolution mechanism, or any hearing or investigation, whether civil, criminal, administrative, investigative or otherwise, including without limitation any situation which Indemnitee believes in good faith might lead to the institution of any such proceeding, and any appeal of the foregoing, and whether or not brought by the Company.

(f)           Subsidiary. “Subsidiary” means any corporation or other entity of which more than ten percent (10%) of the outstanding voting securities or other voting interests is owned directly or indirectly by the Company, and one or more other Subsidiaries, taken as a whole.

2.           Maintenance of Liability Insurance.

(a)           The Company hereby covenants and agrees with Indemnitee that, subject to Section 2(b), the Company shall obtain and maintain in full force and effect directors’ and officers’ liability insurance (“D&O Insurance”), in reasonable amounts as the Board of Directors shall determine from established and reputable insurers with an AM Best rating of A.VI or better (or a substantially equivalent rating from S&P and/or Moody’s), but no less than the amounts in effect upon initial procurement of the D&O Insurance. In all policies of D&O Insurance, Indemnitee (by reference to his or her position) shall be named as an insured.

(b)           Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain D&O Insurance if the Company determines in good faith that the premium costs for such insurance are (i) disproportionate to the amount of coverage provided after giving effect to exclusions, and (ii) substantially more burdensome to the Company than the premiums charged to the Company for its initial D&O Insurance.

(c)           To the extent the Company maintains liability insurance applicable to directors, officers, employees, agents or fiduciaries, Indemnitee shall be covered by such policies in such a manner as to provide Indemnitee the same rights and benefits as are provided to the most favorably insured of the Company’s directors, if Indemnitee is a director; or of the Company’s officers, if Indemnitee is not a director of the Company but is an officer; or of the Company’s key employees, agents or fiduciaries, if Indemnitee is not an officer or director but is a key employee, agent or fiduciary.

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3.           Mandatory Indemnification. The Company shall defend, indemnify and hold harmless Indemnitee to the fullest extent permitted by law:

(a)           Third Party Actions. If Indemnitee was or is a party, or is threatened to be made a party, to any Proceeding (other than an action by or in the right of the Company) by reason of the fact that Indemnitee is or was or is claimed to be an Agent of the Company, or by reason of anything done or not done by Indemnitee in any such capacity, or by reason of the fact that Indemnitee personally guaranteed any obligation of the Company at any time, against any and all Expenses and liabilities or any type whatsoever (including, but not limited to, legal fees, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) incurred by Indemnitee in connection with the investigation, defense, settlement or appeal of such Proceeding, if Indemnitee fulfilled the conditions set out in Section 4. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not fulfil the conditions set out in Section 4.

(b)           Derivative Actions. Subject to court approval, if required by applicable law, if Indemnitee was or is a party, or is threatened to be made a party, to any Proceeding by or in the right of the Company by reason of the fact that Indemnitee is or was an Agent of the Company, or by reason of anything done or not done by Indemnitee in any such capacity, against any and all Expenses and liabilities of any type whatsoever (including, but not limited to, legal fees, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) incurred by Indemnitee in connection with the investigation, defense, settlement or appeal of such Proceeding, if Indemnitee fulfilled the conditions set out in Section 4(a). The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not fulfil the conditions set out in Section 4(a).

If prior court approval is required under applicable law in connection with any claim for Expense or liabilities incurred by the Indemnitee, the Company will promptly seek at its sole expense and use all reasonable efforts to obtain that approval as soon as reasonably possible in the circumstances. The Company will also pay the expenses of the Indemnitee, to the extent permitted by applicable law, in connection with any such approval process. The obligations of the Company under this Section 3(b) will apply, subject to applicable law, even if the position of the Company on the substantive right to indemnification is or may be that the Indemnitee is not entitled to same.

(c)           Presumptions; Burden of Proof. In making any determination concerning Indemnitee’s right to indemnification, there shall be a presumption that Indemnitee has fulfilled the conditions set out in Section 4 and any other applicable standard of conduct and, and the Company may overcome such presumption only by its adducing clear and convincing evidence to the contrary. For purposes of this Agreement, the termination of any Proceeding by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not fulfil the conditions set out in Section 4 or meet any other particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by this Agreement or applicable law.

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(d)           Actions Where Indemnitee Is Deceased. If the Indemnitee was or is a party, or is threatened to be made a party, to any Proceeding by reason of the fact that Indemnitee is or was an Agent of the Company or another entity, or by reason of anything done or not done by Indemnitee in any such capacity, and prior to, during the pendency of, or after completion of, such Proceeding, Indemnitee shall die, then the Company shall defend, indemnify and hold harmless the estate, heirs and legatees of Indemnitee against any and all Expenses and liabilities incurred by or for such persons or entities in connection with the investigation, defense, settlement or appeal of such Proceeding on the same basis as provided for Indemnitee in Sections 3(a) and 3(b) above.

(e)           Extent of Insurance. The Expenses and liabilities covered hereby shall be net of any payments made by D&O Insurance carriers or others.

4.           Entitlement to Indemnification. The rights provided to an Indemnitee hereunder will, subject to applicable law, apply without reduction to an Indemnitee provided that:

(a)           the Indemnitee acted honestly and in good faith with a view to the best interests of the Company or other entity of which the Indemnitee was an Agent; and

(b)           in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the Indemnitee had reasonable grounds for believing that his or her conduct was lawful.

5.           Partial Indemnification. If Indemnitee is found under Sections 3, 7 or 10 hereof not to be entitled to indemnification for all of the Expenses relating to a Proceeding, the Company shall indemnify Indemnitee for any portion of such Expenses not specifically precluded by the operation of such Sections 3, 7 or 10.

6.           Indemnification Procedures; Mandatory Advancement of Expenses.

(a)           Promptly after receipt by Indemnitee of notice to him or her of the commencement or threat of any Proceeding covered hereby, Indemnitee shall notify the Company of the commencement or threat thereof, provided that any failure to so notify shall not relieve the Company of any of its obligations hereunder.

(b)           If, at the time of the receipt of a notice pursuant to Section 6(a) above, the Company has D&O Insurance in effect, the Company shall give prompt notice of the Proceeding or claim to its insurers in accordance with the procedures set forth in the applicable policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay all amounts payable as a result of such Proceeding in accordance with the terms of such policies.

(c)           Indemnitee shall be entitled to retain one or more counsel from time to time selected by Indemnitee in Indemnitee’s sole discretion to act as its counsel in and for the investigation, defense, settlement or appeal of each Proceeding. The Company shall not waive any privilege or right available to Indemnitee in any such Proceeding.

(d)           The Company shall bear all fees and Expenses (including invoices for advance retainers) of such counsel, and all fees and Expenses invoiced by other persons or entities, in connection with the investigation, defense, settlement or appeal of each such Proceeding. Such fees and Expenses are referred to herein as “Covered Expenses.”

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(e)           Until a determination to the contrary under Section 7 hereof is made, the Company shall advance all Covered Expenses in connection with each Proceeding. Indemnitee shall qualify for advances upon the execution and delivery to the Company of this Agreement which shall constitute an undertaking providing that Indemnitee undertakes to the fullest extent permitted by law to repay the advance if and to the extent that it is ultimately determined by a court of competent jurisdiction in a final judgment, not subject to appeal, that Indemnitee did not fulfil the conditions set out in Section 4. No other form of undertaking shall be required other than the execution of this Agreement. Advances shall be unsecured and interest free. Advances shall be made without regard to Indemnitee’s ability to repay the expenses and without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement.

(f)           Each advance to be made hereunder shall be paid by the Company to Indemnitee within ten (10) days following delivery of a written request therefor by Indemnitee to the Company.

(g)           The Company acknowledges the potentially severe damage to Indemnitee should the Company fail timely to make such advances to Indemnitee.

(h)           The Company shall not settle any proceeding if a result of such settlement, fine or obligation is imposed on Indemnitee without Indemnitee’s prior written consent.

(i)           If Indemnitee is the subject of or is implicated in any way during any proceeding, the Company will share with Indemnitee any information it has turned over to any third parties concerning the investigation.

(j)           The knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Company or the Company itself shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

(k)           For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Company, including financial statements, or on information supplied to Indemnitee by the officers of the Company (other than Indemnitee) in the course of their duties, or on the advice of legal counsel for the Company or the Board or counsel selected by any committee of the Board or on information or records given or reports made to the Company by an independent certified public accountant under applicable law or by an appraiser, investment banker, compensation consultant, or other expert selected with reasonable care by the Company or the Board or any committee of the Board. The provisions of this Section 6(k) shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed to have fulfilled the conditions set out in Section 4 or met any other applicable standard of conduct.

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(l)           Notice to Insurers. If, at the time of the receipt by the Company of a notice of a Proceeding subject to Sections 3(a) or 3(b) hereof, the Company has D&O Insurance or other liability insurance in effect which may cover such Proceeding, the Company shall give prompt notice of the commencement of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.

(m)           Selection of Counsel. In the event the Company shall be obligated hereunder to provide indemnification for or make any advancement of Expenses with respect to the Expenses of any Proceeding, the Company, if appropriate, shall be entitled to assume the defense of such Proceeding with counsel approved by Indemnitee (which approval shall not be unreasonably withheld or delayed) upon the delivery to Indemnitee of written notice of the Company’s election to do so. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees or expenses of separate counsel subsequently retained by or on behalf of Indemnitee with respect to the same Proceeding; provided that: (i) Indemnitee shall have the right to employ Indemnitee’s separate counsel in any such Proceeding at Indemnitee’s expense; and (ii) if (A) the employment of separate counsel by Indemnitee has been previously authorized by the Company, (B) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense, or (C) the Company shall not continue to retain such counsel to defend such Proceeding, then the fees and expenses of Indemnitee’s separate counsel shall be Expenses for which Indemnitee may receive indemnification or advancement of Expenses hereunder.

7.           Determination of Right to Indemnification.

(a)           Notwithstanding anything contained herein to the contrary, to the extent the Indemnitee was not judged by a court or other competent authority to have committed any fault or omitted to do anything that the Indemnitee ought to have done, and is determined by a court to have fulfilled the applicable conditions set out in Section 4, the Indemnitee shall be entitled to indemnity under Section 3(a) in respect of the applicable Proceeding and shall not be required to repay any of the Expenses advanced in connection with the investigation, defense or appeal of such Proceeding.

(b)           Indemnitee shall have the right to advancement by the Company prior to the final disposition of any Proceeding of any and all Expenses relating to, arising out of or resulting from any Proceeding paid or incurred by Indemnitee or which Indemnitee determines are reasonably likely to be paid or incurred by Indemnitee.

(c)           The Company shall indemnify Indemnitee against all Expenses incurred by Indemnitee in connection with any Proceeding under Sections 7(b) and against all Expenses incurred by Indemnitee in connection with any other Proceeding between the Company and Indemnitee involving the interpretation or enforcement of the rights of Indemnitee under this Agreement unless a court of competent jurisdiction finds that each of the material claims and/or defenses of Indemnitee in any such Proceeding were frivolous or made in bad faith.

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(d)           The Company hereby agrees to indemnify Indemnitee to the fullest extent permitted by applicable law, notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement, the Company’s Articles of Incorporation, the Company’s Bylaws or by statute. In the event of any change after the date of this Agreement in any applicable law, statute or rule which expands the right of an Ontario corporation to indemnify a member of its board of directors or an officer, employee, agent or fiduciary, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits afforded by such change. In the event of any change in any applicable law, statute or rule which narrows the right of an Ontario corporation to indemnify a member of its board of directors or an officer, employee, agent or fiduciary, such change, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties’ rights and obligations hereunder except as set forth in Section 10 hereof.

(e)           Nonexclusivity. The indemnification and the payment or advancement of Expenses provided by this Agreement shall be in addition to any rights to which Indemnitee may be entitled under the Company’s Articles of Incorporation, its Bylaws, any other agreement, any vote of shareholders or disinterested directors, the OBCA, or otherwise. The indemnification and the payment or advancement of Expenses provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified capacity even though subsequent thereto Indemnitee may have ceased to serve in such capacity.

(f)           No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment in connection with any Proceeding to the extent Indemnitee has otherwise actually received payment (under any insurance policy, provision of the Company’s Articles of Incorporation, Bylaws or otherwise) of the amounts otherwise payable hereunder.

(g)           Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of Expenses incurred in connection with any Proceeding, but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such Expenses to which Indemnitee is entitled.

8.           Articles of Incorporation and By-Laws. The Company agrees that the Company’s Articles of Incorporation and By-Laws in effect on the date hereof shall not be amended to reduce, limit, hinder or delay (a) the rights of Indemnitee granted hereby, or (b) the ability of the Company to indemnify Indemnitee as required hereby. The Company further agrees that it shall exercise the powers granted to it under its Articles of Incorporation, its By-Laws and by applicable law to indemnify Indemnitee to the fullest extent possible as required hereby.

9.           Witness Expenses. The Company agrees to compensate Indemnitee for the reasonable value of Indemnitee’s time spent, and to reimburse Indemnitee for all Expenses (including attorneys’ fees and travel costs) incurred by Indemnitee, in connection with being a witness, or if Indemnitee is threatened to be made a witness, with respect to any Proceeding, by reason of Indemnitee serving or having served as an Agent.

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10.           Exceptions. Notwithstanding any other provision hereunder to the contrary, the Company shall not be obligated pursuant to the terms of this Agreement:

(a)           Claims Initiated by Indemnitee. To indemnify or advance Expenses to Indemnitee with respect to Proceedings or claims initiated or brought voluntarily by Indemnitee and not by way of defense (other than: (i) Proceedings under Sections 7(b); (ii) proceedings brought to establish or enforce a right to indemnification under this Agreement or the provisions of the Company’s Articles of Incorporation or By-Laws unless a court of competent jurisdiction determines that each of the material assertions made by Indemnitee in such Proceeding were not made in good faith or were frivolous; or (iii) proceedings or claims instituted by Indemnitee with the approval by the Board); or

(b)           Unauthorized Settlements. To indemnify Indemnitee under this Agreement for any amounts paid in settlement of a Proceeding covered hereby without the prior written consent of the Company to such settlement, which consent will not be unreasonably withheld or delayed provided that the Company’s consent is not required if the Company is refusing to indemnify or advance Expenses to Indemnitee.

11.           Tax Adjustment. Should any payment made pursuant to this Agreement, including the payment of insurance premiums or any payment made by an insurer under an insurance policy, be deemed to constitute a taxable benefit or otherwise be or become subject to any tax or levy, then the Company will pay any amount necessary to ensure that the amount received by or on behalf of the Indemnitee, after the payment of or withholding for tax, fully reimburses the Indemnitee for the actual cost, expense or liability incurred by or on behalf of the Indemnitee. However, the foregoing sentence will not apply to any compensation paid to the Indemnitee pursuant to Section 9.

12.           Non-exclusivity. This Agreement is not the exclusive arrangement between the Company and Indemnitee regarding the subject matter hereof and shall not diminish or affect any other rights which Indemnitee may have under any provision of law, the Company’s Articles of Incorporation or By-Laws, under other agreements, or otherwise.

13.           Continuation After Term; Binding Effect. Indemnitee’s rights hereunder shall continue after Indemnitee has ceased acting as an Agent and the benefits hereof shall inure to the benefit of the heirs, executors and administrators of Indemnitee. The Company shall require and cause any successor (whether direct or indirect by purchase, arrangement, amalgamation or otherwise) to all, substantially all or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

14.           Interpretation of Agreement. This Agreement shall be interpreted and enforced so as to provide indemnification to Indemnitee to the fullest extent now or hereafter permitted by law.

15.           Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable, provisions of this Agreement shall not in any way be affected or impaired thereby, and to the fullest extent possible, the provisions of this Agreement shall be construed or altered by the court so as to remain enforceable and to provide Indemnitee with as many of the benefits contemplated hereby as are permitted under law.

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16.           Counterparts, Modification and Waiver. This Agreement may be signed in counterparts. This Agreement constitutes a separate agreement between the Company and Indemnitee and may be supplemented or amended as to Indemnitee only by a written instrument signed by the Company and Indemnitee, with such amendment binding only the Company and Indemnitee. All waivers must be in a written document signed by the party to be charged. No waiver of any of the provisions of this Agreement shall be implied by the conduct of the parties. A waiver of any right hereunder shall not constitute a waiver of any other right hereunder.

17.           Notices. All notices, demands, consents, requests, approvals and other communications required or permitted hereunder shall be in writing and shall be deemed to have been properly given if hand delivered (effective upon receipt or when refused), or if sent by a courier freight prepaid (effective upon receipt or when refused), in the case of the Company, at the addresses listed below, or to such other addresses as the parties may notify each other in writing.

To Company:	Waste Connections, Inc. 3 Waterway Square Place, Suite 110 The Woodlands, Texas USA 77380 Attention: General Counsel
To Indemnitee:	At Indemnitee’s residence address and facsimile number on the records of the Company from time to time.

18.           Evidence of Coverage. Upon request by Indemnitee, the Company shall provide evidence of the liability insurance coverage required by this Agreement. The Company shall promptly notify Indemnitee of any change in the Company’s D&O Insurance coverage.

19.           Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

20.           Attornment. The Company and Indemnitee each hereby irrevocably attorn to the jurisdiction of the courts of the Province of Ontario for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement.

21.           No Construction as Employment Agreement. Nothing contained in this Agreement shall be construed as giving Indemnitee any right to be retained in the employ of the Company or any of its subsidiaries or affiliated entities.

[Remainder of Page Intentionally Left Blank;
Signatures appear on the following page.]

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IN WITNESS WHEREOF, the parties hereto have entered into this Indemnification Agreement effective as of the date first above written.

WASTE CONNECTIONS, INC.

By:
Ronald J. Mittelstaedt Chief Executive Officer

INDEMNITEE:

[Name]

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